Exhibit 21.1

                           Subsidiaries of Casino Magic Corp.

                              State of                    Other Names
                              Incorporation               Under Which
Subsidiary                             or Organization             Business is
Conducted

Atlantic-Pacific Corp.                                   South Dakota
                                 Goldiggers
Biloxi Casino Corp.                                      Mississippi
                                    Casino Magic - Biloxi
Boston Casino Corp.                                     Massachusetts
                                None
Bucks County Casino Corp.                          Pennsylvania
                            None
Casino Magic (Europe) B.V.                        Netherlands
                            Casino Magic (Europe)
Casino Magic American Corp.                     Minnesota
                           Dakota Magic
Casino Magic Finance Corp.                        Mississippi
                              None
Casino Magic Neuquen S.A.                        Argentina
                             Casino Magic - Argentina
Casino One Corporation                               Mississippi
                                 None
Kansas Magic Corp.                                     Minnesota
                                  None
Mardi Gras Casino Corp.                              Mississippi
                                 Casino Magic - Bay St. Louis
St. Louis Casino Corp.                                  Missouri
                                     None
Jefferson Casino Corp.                                  Louisiana
                                     None

Subsidiary of Jefferson Casino Corp.

Casino Magic of Louisiana Corp.                  Louisiana
                              Casino Magic - Bossier City